Exhibit 10.3

Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors

(Amended and restated effective January 1, 2010)

ARTICLE I.  DEFINITIONS

1.1.                              Definitions.

As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a)                                  “Assumed Award” means a restricted stock grant, restricted stock unit or other equity-based arrangement that was granted by Old Fluor to one of its non-employee directors for his or her service as such and which is assumed by the Company in connection with the Distribution, as such award has been adjusted or amended pursuant to the terms thereof.

(b)                                 “Award” means an award granted pursuant to the provisions of Article V or Article VI hereof.

(c)                                  “Awardee” means an Eligible Director to whom an Award has been granted hereunder.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Change of Control” means, unless the Committee or the Board provides otherwise, (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of stock of the Company having twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction cease to constitute a majority of the Board of the Company or any successor to the Company.

(f)                                    “Code” means the Internal Revenue Code of 1986, as amended.

(g)                                 “Committee”  means the administrative body provided for in Section 4.1.

(h)                                 “Company” means Fluor Corporation and, with respect to periods of time prior to the date of the Distribution, Old Fluor.

(i)                                     “Disability” means a physical or mental medical condition such that the Eligible Director is unable to participate in Board and committee meetings and the condition is reasonably expected to result in death or to last continuously for at least twelve (12) months.  The Committee will make the determination of Disability in its sole discretion based on available medical information.

(j)                                     “Distribution” has the meaning set forth in Section 2.2.

(k)                                  “Early Retirement” means, if approved by the Committee, the date prior to Mandatory Retirement Age on which an Eligible Director retires from the Board.  The Committee shall have the sole and absolute discretion to approve or deny an Eligible Director’s request for Early Retirement and any decision by the Committee to grant Early Retirement in one case shall not be binding precedent with respect to the approval of Early Retirement in any subsequent case.

(l)                                     “Eligible Director” means a director of the Company who is not and never has been an employee of the Company or any of its Subsidiaries.

(m)                               “Fluor Stock Price” means, as of any date, the closing sale price for shares of Stock quoted for such date on The New York Stock Exchange.

(n)                                 “Old Fluor” has the meaning set forth in Section 2.2.

(o)                                 “Mandatory Retirement Age” means, at the time an Award is granted, the age specified by the Company for retirement of members of the Board.  An Eligible Director who has held an Award for at least six (6) months and continues service on the Board after reaching Mandatory Retirement Age will become fully vested in such Award upon reaching Mandatory Retirement Age, except as otherwise determined by the Committee and set forth in the Restricted Stock Agreement or Restricted Unit Agreement.

(p)                                 “Participant” means any Eligible Director to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 5.3(b).

(q)                                 “Plan” means the Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors, the current terms of which are set forth herein.

(r)                                    “Plan Effective Date” means the date upon which the Plan becomes effective in accordance with the provisions of Section 2.3.

(s)                                  “Restricted Stock Agreement” and “Restricted Unit Agreement” means the agreement between the Company and the Awardee with respect to any Restricted Stock Award and Restricted Unit Award, respectively, granted hereunder.

(t)                                    “Restricted Stock Award” means Stock that is awarded to an Eligible Director by the Committee pursuant to Article V hereof, which is nontransferable except as set forth herein and subject to a substantial risk of forfeiture until specific conditions are met.

(u)                                 “Restricted Unit Award” means amounts awarded pursuant to Article VI hereof.

(v)                                 “Stock” means the Common Stock of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or its successor, such other stock or securities.

(w)                               “Subsidiary” means any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Company or any partnership or joint venture in which either the Company or such a corporation is at least a twenty percent (20%) equity participant.

ARTICLE II.  GENERAL

2.1                                 Name.

This Plan shall be known as the “Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors.”

2.2                                 Purpose.

The purpose of the Plan is to advance the interests of the Company and its stockholders by affording to Eligible Directors an opportunity to acquire or increase their proprietary interest in the Company by the grant to such directors of Awards under the terms set forth herein.  By encouraging Eligible Directors to become owners of Company Stock, the Company seeks to increase their incentive for enhancing stockholder value and to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends.  The Plan also permits shares of Stock to be issuable upon vesting or satisfaction of restricted stock and restricted unit awards that were assumed by the Company in connection with the distribution of the Company’s common stock (the “Distribution”) to the stockholders of Massey Energy Company, which prior to the distribution was known as Fluor Corporation (“Old Fluor”).

2.3                                 Effective Date.

The Plan became effective upon its approval by Old Fluor, as sole stockholder of the Company.

2.4                                 Limitations.

Subject to adjustment pursuant to the provisions of Section 8.1 hereof, the aggregate number of shares of Stock which may be issued under the Plan shall not exceed 220,000.  Any such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

2.5                                 Awards Granted under Plan.

For purposes of Section 2.4, the aggregate number of shares of Stock issued under this Plan at any time shall equal only the number of shares actually issued pursuant to Restricted Stock Awards and shall not count any shares of Stock returned to the Company upon cancellation, expiration or forfeiture of an Award or underlying a Restricted Unit Award.

ARTICLE III.  PARTICIPANTS

3.1                                 Eligibility.

Any Eligible Director shall be eligible to participate in the Plan.

ARTICLE IV.  ADMINISTRATION

4.1                                 Composition of Committee.

The Plan shall be administered by the Organization and Compensation Committee of the Board, and/or by the Board or another committee of the Board, as appointed from time to time by the Board (any such administrative body, the “Committee”).  The Board shall fill vacancies on, and from time to time may remove or add members to, the Committee.  The Committee shall act pursuant to a majority vote or unanimous written consent.

4.2                                 Duties and Powers of the Committee.

Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

(a)                                  to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(b)                                 to determine the number of shares of Stock subject to Awards;

(c)                                  to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan;

(d)                                 to determine whether, and the extent to which, adjustments are required pursuant to Section 8.1 hereof;

(e)                                  to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(f)                                    to make all other determinations deemed necessary or advisable for the administration of the Plan.

4.3                                 Determinations of the Committee.

All decisions, determinations and interpretations by the Committee or the Board regarding the Plan shall be final and binding on all current or former Eligible Directors of the Company and their beneficiaries, heirs, successors and assigns.  The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer of the Company or Eligible Director and such attorneys, consultants and accountants as it may select.

4.4                                 Company Assistance.

The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.  The Company shall supply full and timely information to the Committee on all matters relating to Eligible Directors, their death, retirement, Disability or removal or resignation from the Board and such other pertinent facts as the Committee may require.  The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE V.  RESTRICTED STOCK AWARDS

5.1                                 Awards under the Plan.

The Committee may provide for a one-time Restricted Stock Award to any Eligible Director which shall be granted on a date determined by the Committee, in its sole discretion, in connection with such Eligible Director first being appointed or elected to the Board.  The Committee shall grant to each Eligible Director that is a member of the Board during all or any portion of each calendar year a Restricted Stock Award, which shall be granted on a date determined by the Committee, in its sole discretion.  The number of shares of Stock subject to a one-time Restricted Stock Award shall be set by the Committee but shall not exceed 2,500 and the number of shares of Stock subject to an annual Restricted Stock Award shall be set by the Committee but shall not exceed 2,500.

An Assumed Award is a restricted stock grant, restricted stock unit or other equity-based arrangement that was granted by Old Fluor to its non-employee directors for their service as such and assumed by the Company in connection with the Distribution, as adjusted or amended pursuant to the terms thereof.  Assumed Awards may be settled with Stock authorized and issued under this Plan.  Notwithstanding any provision to the contrary in this Plan and except as provided in this sentence, the terms of Assumed Awards shall be subject to the terms and conditions set forth in the grant agreement and/or other document(s) evidencing such Award and, to the extent provided therein, to terms equivalent to the terms of the plan under which such Award was originally granted; provided, however, that all Assumed Awards shall be administered by the Committee, which shall have the power and authority provided for in Section 4 of this Plan.

5.2                                 Restricted Stock Agreement.

The Awardee shall be entitled to receive the Stock subject to such Award only if the Company and the Awardee, within the time period specified by the Committee, enter into a written Restricted Stock Agreement dated as of the date of the Award, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

5.3                                 Restrictions on Sale or Other Transfer.

Each share of Stock granted under a Restricted Stock Award shall be subject to acquisition by the Company, and may not be sold or otherwise transferred except pursuant to the following provisions:

(a)                                  The shares of Stock represented by the Restricted Stock Agreement shall be held in book entry form with the Company’s transfer agent until the restrictions lapse in accordance with the conditions established by the Committee pursuant to Section 5.4 hereof or until the shares of Stock are forfeited pursuant to Section 5.3(c).

(b)                                 No such shares of Stock may be sold, transferred or otherwise alienated or hypothecated so long as such shares are subject to the restriction provided for in this Section 5.3; provided, however, that the Committee may in its sole discretion grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Eligible Director’s “immediate family”, as such term is defined under Rule 16a-1(e) under the Securities Exchange Act of 1934, as amended, or to a trust for the benefit solely of the Eligible Director or a member or members of the Eligible Director’s immediate family, or to a partnership or other entity whose only owners are the Eligible Director and/or a member or members of the Eligible Director’s family, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Eligible Director, and the Participant shall execute an agreement agreeing to be bound by such terms.

(c)                                  All of the Awardee’s Restricted Stock Award remaining subject to any restriction hereunder shall be forfeited to, and be acquired at no cost by, the Company in the event that the Committee determines that any of the following circumstances has occurred:

(i)                                     the Awardee has engaged in knowing and willful misconduct in connection with his or her service as a member of the Board;

(ii)                                  the Awardee, without the consent of the Committee, at any time during his or her period of service as a member of the Board, becomes a principal of, serves as a director of, or owns a material interest in, any business that directly or through a controlled subsidiary competes with the Company or any Subsidiary; or

(iii)                               the Awardee does not stand for reelection to, or voluntarily quits or resigns from, the Board for any reason, except under circumstances that would cause such restrictions to lapse under Section 5.4.

5.4                                 Lapse of Restrictions.

(a)                                  The restrictions imposed under Section 5.3 above upon a one-time Restricted Stock Award shall lapse to the extent of twenty percent (20%) of the number of shares subject to such Award on such date as shall be designated by the Committee, and, thereafter, the restrictions on the remaining shares subject to such Award will lapse in four (4) equal increments on the succeeding anniversary dates following the date of lapsing of restrictions on the first twenty percent (20%) of the shares.

(b)                                 The restrictions imposed under Section 5.3 above upon an annual Restricted Stock Award shall lapse in five (5) equal increments on the succeeding anniversary dates of the date of grant.  Notwithstanding the foregoing, if the Restricted Stock Award has been held for at least six (6) months, the restrictions imposed under Section 5.3 above upon an annual Restricted Stock Award will lapse immediately upon the Awardee’s attainment of Mandatory Retirement Age, Early Retirement pursuant to Section 5.5, death or Disability, or upon a Change of Control unless the Committee provides otherwise in the Restricted Stock Agreement.

(c)                                  Notwithstanding Sections 5.4(a) and (b), the Committee may provide that the restrictions imposed under Section 5.3 will lapse over or upon satisfaction of a greater or fewer number of years of service on the Board, except that the Committee may not provide for full lapsing of all such restrictions for less than three (3) years service on the Board prior to January 1, 2008 or one (1) year of service on the Board effective on and after January 1, 2008 other than upon the Awardee’s attainment of Mandatory Retirement Age, Early Retirement pursuant to Section 5.5, death or Disability, or upon a Change of Control.

5.5                                 Early Retirement.

An Awardee, who leaves the Board prior to Mandatory Retirement Age, may, upon application to and in the sole discretion of the Committee, be granted Early Retirement status and, consequently, may receive benefits associated with the attainment of Mandatory Retirement Age as provided in any applicable Restricted Stock Agreement or Restricted Unit Agreement.

5.6                                 Rights as Stockholder.

Subject to the provisions of Section 5.3 hereof, upon the issuance to the Awardee of Stock hereunder, the Awardee shall have all the rights of a stockholder with respect to such Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

5.7                                 Stock Certificates.

The Company shall not be required to issue or deliver any certificate for shares of Stock pursuant to a Restricted Stock Agreement executed hereunder, prior to fulfillment of all of the following conditions:

(a)                                  the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

(b)                                 the completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;

(c)                                  the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and

(d)                                 the lapse of such reasonable period of time following the execution of the Restricted Stock Agreement as the Committee from time to time may establish for reasons of administrative convenience.

ARTICLE VI.  RESTRICTED UNIT AWARDS

6.1                                 Restricted Unit Award Grant and Agreement.

The Committee may in its discretion provide that a Restricted Unit Award be granted in conjunction with Restricted Stock Awards.  Each Restricted Unit Award granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Restricted Unit Agreement dated as of the date of grant and executed by the Company and the Awardee, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

6.2                                 Award Terms and Conditions.

The Committee shall determine the number of shares of Stock subject to each Restricted Unit Award.  Each Restricted Unit Award shall become earned, and the Company shall automatically pay the Awardee in cash, on the dates upon which a portion of the restrictions lapse on any associated Restricted Stock Award or upon such other terms and conditions as may be determined by the Committee.

6.3                                 Effect of Forfeiture of Restricted Stock Award.

Unless provided otherwise by the Committee, upon all or any part of a Restricted Stock Award being forfeited pursuant to Section 5.3(c), any associated Restricted Unit Award shall be forfeited and cancelled, without any payment to the Awardee, to the same extent as such Restricted Stock Award.

ARTICLE VII.  TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

7.1                                 Termination, Amendment and Modification of Plan.

The Committee may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan provided that, if under applicable laws or the rules of any securities exchange upon which the Company’s Stock is listed, the consent of the Company’s stockholders is required for such amendment or modification, such amendment or modification shall not be effective until the Company obtains such consent, and provided, further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Awardee.  Notwithstanding the foregoing, if an amendment or modification would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of securities that may be issued under the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan, then, such amendment or modification shall not be effective until the Company obtains the approval of the Company’s stockholders.

7.2                                 Term of Plan.

Each Award granted hereunder must be granted within ten (10) years from the effective date of the Plan.

ARTICLE VIII.  MISCELLANEOUS

8.1                                 Adjustment Provisions.

(a)                                  Subject to Section 8.1(b) below, if the outstanding shares of Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Stock or other securities, an equitable adjustment shall be made in (i) the maximum number and kind of shares provided in Sections 2.4 and 5.1, and (ii) the number and kind of shares or other securities subject to the outstanding Awards.

(b)                                 Adjustments under Section 8.1(a) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive.  No fractional interests will be issued under the Plan resulting from any such adjustments.

8.2                                 Continuation of Board Service.

Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Eligible Director any right to continue to serve on the Board.

8.3                                 Compliance with Government Regulations.

No shares of Stock will be issued hereunder unless and until all applicable requirements imposed by federal and state securities and other laws, rules, and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Stock may be listed have been fully met.  As a condition precedent to the issuance of shares of Stock pursuant hereto, the Company may require the Awardee to take any reasonable action to comply with such requirements.

8.4                                 Privileges of Stock Ownership.

No Eligible Director and no beneficiary or other person claiming under or through such person will have any right, title, or interest in or to any shares of Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Stock, if any, that have been issued to such Eligible Director.

8.5                                 Non-Transferability.

Except as set forth in Section 5.3 hereof, (a) for so long as any Award is subject to any restrictions pursuant to this Plan, the Award may be owned during the life of the Eligible Director solely by such director or the director’s duly appointed guardian or personal representative and (b) no Award and no other right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge, or charge of any nature.

8.6                                 Other Compensation Plans.

The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees or directors of the Company or any Subsidiary.

8.7                                 Plan Binding on Successors.

The Plan shall be binding upon the successors and assigns of the Company.

8.8                                 Singular, Plural; Gender.

Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

8.9                                 Headings, etc., Not Part of Plan.

Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

8.10                           Governing Law.

This Plan and any Awards hereunder shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.  Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

8.11                           Section 409A Compliance.

Awards under this Plan may be structured to either be exempt from or subject to the requirements of section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or the payment, settlement or deferral thereof is subject to section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy section 409A of the Code shall be amended to comply with section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under section 409A of the Code.

8.12                           Foreign Eligible Directors

Awards may be granted to Eligible Directors who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Eligible Directors who are residents of the United States or employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.